

Financial Guaranty Insurance
Company                                                                                   Balance Sheets

----------------------------------------------------------------------------------------------



($ in Thousands, except per share amounts)

                                                              December 31,      December 31,
Assets                                                              2000              1999
                                                              -------------            ------


Fixed maturity securities, at fair value
  (amortized cost of $2,417,394 in 2000 and $2,484,753 in 1999)$2,451,217              $2,412,504
Short-term investments, at cost, which approximates fair value    123,932                 114,776
Cash                                                                  991                     924
Accrued investment income                                          37,055                  38,677
Reinsurance recoverable                                             8,956                   8,118
Prepaid reinsurance premiums                                      132,271                 133,874
Deferred policy acquisition costs                                  68,430                  71,730
Property and equipment, net of accumulated depreciation
($8,015 in 2000 and $7,803 in 1999)                                   626                     967
Prepaid expenses and other assets                                  12,539                  16,672
                                                             ------------            ------------

      Total assets                                             $2,836,017              $2,798,242
                                                               ==========              ==========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                              $  581,385              $  578,930
Loss and loss adjustment expenses                                  46,707                  45,201
Ceded reinsurance balances payable                                    600                   2,310
Accounts payable and accrued expenses                              15,351                  16,265
Current federal income taxes payable                               77,092                  62,181
Deferred federal income taxes                                      85,220                  46,346
Payable for securities purchased                                        -                   7,894
                                                         ----------------              ----------

      Total liabilities                                           806,355                 759,127
                                                              -----------               ---------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                   15,000                  15,000
Additional paid-in capital                                        383,511                 383,511
Accumulated other comprehensive income                             23,120                 (46,687)
Retained earnings                                               1,608,031               1,687,291
                                                               ----------              ----------

      Total stockholder's equity                                2,029,662               2,039,115
                                                               ----------              ----------

      Total liabilities and stockholder's equity               $2,836,017              $2,798,242
                                                               ==========              ==========


                       See accompanying notes to financial statements.





                                       -2-




Financial Guaranty Insurance
Company                                                                             Statements of Income

----------------------------------------------------------------------------------------------






($ in Thousands)

                                                            For the Year Ended December 31,

                                                      2000                1999              1998
Revenues:

Gross premiums written                              $102,323            $112,029          $112,425
Ceded premiums                                       (18,182)            (14,988)          (19,444)
                                                   ----------          ----------        ----------

  Net premiums written                                84,141              97,041            92,981
(Increase)/decrease in net unearned premiums          (4,058)             16,759            12,529
                                                   ----------          ---------          --------

  Net premiums earned                                 80,083             113,800           105,510
Net investment income                                135,624             134,994           133,353
Net realized gains                                    21,929              32,878            29,360
                                                   ---------           ---------          --------

  Total revenues                                     237,636             281,672           268,223
                                                    --------            --------          --------


Expenses:

Loss and loss adjustment expenses                      3,550             (11,185)            3,178
Policy acquisition costs                               8,096               7,198            13,870
Decrease in deferred policy acquisition costs          3,300               9,194             5,362
Other underwriting expenses                           15,978              18,467            18,539
                                                    --------           ---------         ---------

  Total expenses                                      30,924              23,674            40,949
                                                    --------           ---------         ---------

Income before provision for Federal income taxes     206,712             257,998           227,274
                                                    --------            --------          --------

Federal income tax expense:
  Current                                             34,687              53,849            41,467
  Deferred                                             1,285              (1,857)               17
                                                 -----------           ----------     ------------

  Total Federal income tax expense                    35,972              51,992            41,484
                                                  ----------           ---------         ---------


  Net income                                        $170,740             $206,006          $185,790
                                                    ========             ========          ========


                       See accompanying notes to financial statements.

                                       -3-



Financial Guaranty Insurance
Company
Statements of Stockholder's Equity

($ in Thousands)                                                         Additional
                                                               Common      Paid-in   cumulated Other  Retained
                                                                         Additional  cumulated Other
                                                               Common      Paid-In   Comprehensive    Retained
                                                                Stock     Capital    ncome\ (Loss)    Earnings             Total


Balance, January 1, 1998                                       $15,000    $383,511        $83,935     $1,470,495       $1,952,941
                                                                                                                       ----------
Net income                                                           -           -              -        185,790          185,790
Other comprehensive income:
   Change in fixed maturity securities
   available for sale, net of tax of $4,636                          -           -          8,610              -            8,610
   Change in foreign currency translation adjustment                 -           -           (623)             -              (623)
                                                                                                                    ---------------
Total comprehensive income                                           -           -              -              -          193,777
                                                                                                                      -----------
Dividend declared                                                    -            -             -        (75,000)         (75,000)
                                                           -----------  -----------   -----------     -----------    -------------
Balance, December 31, 1998                                      15,000     383,511         91,922      1,581,285        2,071,718
                                                               -------    --------        -------      ---------       ----------

Net income                                                           -           -              -        206,006          206,006
Other comprehensive income/(loss):
   Change in fixed maturity securities
   available for sale, net of tax benefit of $75,524                 -           -       (140,259)             -         (140,259)
   Change in foreign currency translation adjustment                 -            -         1,650                             1,650
                                                                                                                    ---------------
                                                                                                               -
Total comprehensive income                                           -           -              -              -            67,397
                                                                                                                    --------------
Dividend declared                                                    -             -            -       (100,000)        (100,000)
                                                           -----------  ------------ ------------     -----------   --------------
Balance at December 31, 1999                                    15,000     383,511        (46,687)     1,687,291        2,039,115
                                                               -------    --------        --------    ----------     ------------

Net income                                                           -           -              -        170,740          170,740
Other comprehensive income:
   Change in fixed maturity securities                                                     68,946              -           68,946
   available for sale, net of tax of $37,126                         -           -
   Change in foreign currency translation adjustment                 -            -           861                              861
                                                                                                                    --------------
Total comprehensive income                                           -           -              -              -          240,547
                                                                                                                      -----------
Dividend declared                                                    -             -            -       (250,000)        (250,000)
                                                          ------------  ------------ ------------     -----------     ------------
Balance at December 31, 2000                                   $15,000    $383,511        $23,120     $1,608,031       $2,029,662
                                                               =======    ========        =======     ==========       ==========

See accompanying notes to financial statements.


                                       -4-



Financial Guaranty Insurance
Company                                                          Statements of Cash Flows

----------------------------------------------------------------------------------------------

($ in Thousands)

                                                                 For the Year Ended December 31,
                                                                  2000          1999        1998

Operating Activities:

Net income                                                    $170,740        $206,006     $185,790
  Adjustments to reconcile net income
    to net cash provided by operating activities:
  Change in unearned premiums                                    2,455         (31,252)     (18,371)
  Change in loss and loss adjustment expense reserves            1,506         (14,648)     (17,077)
  Depreciation of property and equipment                           341             835        1,399
  Change in reinsurance recoverable                               (838)             (3)         105
  Change in prepaid reinsurance premiums                         1,603          14,492        5,842
  Change in foreign currency translation adjustment              1,324           2,538         (958)
  Policy acquisition costs deferred                             (8,096)         (7,198)     (13,870)
  Amortization of deferred policy acquisition costs             11,396          16,392       19,232
  Change in accrued investment income, and prepaid
      expenses and other assets                                  5,755          (4,264)      12,847
  Change in other liabilities                                   (2,624)         (6,318)      15,606
  Deferred income taxes                                          1,285           1,857           17
  Amortization of fixed maturity securities                      4,494           4,674        4,149
  Change in current income taxes payable                        14,911          (7,361)      50,207
  Net realized gains on investments                            (21,929)        (32,878)     (29,360)
                                                               --------        --------    ---------

Net cash provided by operating activities                      182,323         142,872      215,558
                                                              --------        --------     --------

Investing Activities:

Sales and maturities of fixed maturity securities              987,607         881,268      607,372
Purchases of fixed maturity securities                        (910,707)       (814,153)    (818,999)
Purchases, sales and maturities of short-term                   (9,156)        (84,381)      45,644
investments, net
Purchases of property and equipment, net
                                                             --------------  ------------
                                                                     -               -          (59)
                                                                     -               -          ----

Net cash provided by (used in) investing activities              67,744        (17,266)    (166,042)
                                                             ----------      ----------    ---------

Financing Activities:

                                                                                     -            -
Dividends paid                                                (250,000)       (125,000)     (50,000)
                                                             ----------      ----------     --------
Net cash used in financing activities                         (250,000)       (125,000)     (50,000)
                                                             ----------      ----------     --------

(Decrease)/increase in cash                                         67             606         (484)
Cash at beginning of year                                                          318          802
                                                             ----------      ------------ -----------
                                                                   924

Cash at end of year                                          $        991    $       924  $      318
                                                             ============    ===========  ==========




                       See accompanying notes to financial statements.

                                       -5-


Financial Guaranty Insurance
Company                                           Notes to Financial Statements
--------------------------------------------------------------------------------


(1)     Business

        Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

        The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)     Significant Accounting Policies

        The accompanying financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

        Investments

        Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes.

        Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
-------------------------------------------------------------------

        Premium Revenue Recognition

        Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

        Policy Acquisition Costs

        Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

        Loss and Loss Adjustment Expenses

        Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $46.7 million and $45.2 million at December 31, 2000 and 1999, respectively. As of December 31, 2000 and 1999, such reserves included $36.2 million and $32.7 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 2000 and 1999, discounted case-basis loss and loss adjustment expense reserves were $10.5 million and $12.5 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 5.3% in 2000 and 6.6% in 1999. The amount of the discount as of December 31, 2000 and 1999 was $6.1 million and $8.7 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

        Income Taxes

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and portfolio loss reserving compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
--------------------------------------------------------------------

        Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

        Property and Equipment

        Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

        Foreign Currency Translation

        The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are their local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 2000 and 1999 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain at December 31, 2000 and 1999 was $1.1 million and $0.3 million, respectively, net of tax, and is reported as a component or accumulated other comprehensive income in the statement of stockholder's equity.

        New Accounting Pronouncements

        The Financial Accounting Standards Board ("FASB") has issued, then subsequently amended Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging activities, effective for Financial Guaranty Insurance Company on January 1, 2001. Upon adoption, all derivative instruments (including certain derivative instruments embedded in other contracts) will be recognized in the balance sheet at their fair values; changes in such fair values must be recognized immediately in earnings unless specific hedging criteria are met. Management has determined that at December 31, 2000, there is no effect on the Company's financial statements related to the adoption of SFAS 133, as the Company does not pariticipate in any hedging activities.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
----------------------------------------------------------------------

(3)     Statutory Accounting Practices

        The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The NAIC has approved the codification project effective January 1, 2001.

        The Company has assessed the impact of the NAIC codification on its statutory financial statements, and no material effect on statutory capital & surplus is expected. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

               (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

               (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

                (c) a contingency  reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
               (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
               (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
               (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

               (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance

Company                               Notes to Financial Statements (Continued)
----------------------------------------------------------------------------
The  following  is a  reconciliation  of net  income  and  stockholder's  equity
presented  on  a  GAAP  basis  to  the  corresponding   amounts  reported  on  a
statutory-basis for the periods indicated below (in thousands):






                                                       Years Ended December 31,

                                                                2000                       1999                              1998
                                        Net Income          Stockholders   Net Income     Stockholders  Net Income   Stockholders
                                                               Equity                          Equity                     Equity

GAAP basis amount                           $170,740        $2,029,662   $206,006        $2,039,115       $185,790   $2,071,718

Premium revenue recognition                  (10,415)         (204,974)       596          (194,559)       (13,946)    (195,155)

Deferral of acquisition costs                  3,300           (68,430)     9,194           (71,730)         5,362      (80,924)

Contingency reserve                                -          (823,570)         -          (721,427)             -     (627,257)

Contingency reserve tax deduction (see Note 2)     -            74,059          -            74,059              -       74,059

Non-admitted assets                                -              (592)         -              (806)             -       (1,502)

Case basis loss reserves                       1,023              (198)    (1,294)           (1,221)         1,945           73

Portfolio loss reserves                        2,800            28,700     (7,000)           25,900          3,900       32,900

Deferral of income taxes                       1,285            73,195     (1,857)           71,551             17       72,521

Unrealized (gains) losses on fixed maturity
securities net of tax                              -           (21,985)         -            46,962              -      (93,297)

Recognition of profit commission                (256)           (7,399)    (1,092)           (7,143)         1,338       (6,050)

Unauthorized reinsurance                            -              (87)         -               (87)             -          (39)

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                             292            11,385        (76)           11,093            253       11,169
                                         -----------      ------------   ---------     ------------    -----------   ----------

Statutory-basis amount                      $168,769        $1,089,766   $204,477        $1,271,707       $184,659   $1,258,216
                                            ========        ==========   ========        ==========       ========   ==========

                                -10-



Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
----------------------------------------------------------------------


4)      Investments

        Investments in fixed maturity securities carried at fair value of $3.6 million and $3.1 million as of December 31, 2000 and 1999, respectively, were on deposit with various regulatory authorities as required by law.

        The  amortized  cost and fair values of  short-term  investments  and of
        investments    in    fixed    maturity    securities    classified    as
        available-for-sale are as follows (in thousands) as of December 31:


                                                                 Gross             Gross
                                                               Unrealized       Unrealized
                                             Amortized          Holding           Holding            Fair
        2000                                    Cost             Gains            Losses            Value
        U.S. Treasury securities and
          obligations of U.S.
          government corporations and          $  34,316           $   504            $  159       $   34,661
          agencies
        Obligations of states and
          political subdivisions               2,292,794            42,841            10,282        2,325,353
        Debt securities issued by
          foreign governments                     44,146             1,109               118           45,137
        Other                                     46,138                 -                72           46,066
                                            ------------       -----------         ---------     ------------
        Investments available-for-sale         2,417,394            44,454            10,631
                                                                                               2,451,217
        Short-term investments                   123,932                 -                 -          123,932
                                            ------------      ------------      ------------     ------------
        Total                                 $2,541,326           $44,454           $10,631       $2,575,149
                                              ==========           =======           =======       ==========

                           -11-




Financial Guaranty Insurance
Company                                                              Notes to Financial Statements (Continued)
----------------------------------------------------------------------------------------------


                                                                 Gross             Gross
                                                               Unrealized       Unrealized
                                             Amortized          Holding           Holding            Fair
        1999                                    Cost             Gains            Losses            Value
        U.S. Treasury securities and
          obligations of U.S.
          government corporations and         $   44,592           $     2           $ 2,163       $   42,431
          agencies
        Obligations of states and
          political subdivisions               2,336,563            12,916            81,062        2,268,417
        Debt securities issued by
          foreign governments                     41,043               604               373           41,274
        Other                                     62,555               112             2,285           60,382
                                            ------------         ---------         ---------     ------------
        Investments available-for-sale         2,484,753            13,634            85,883        2,412,504
        Short-term investments                   114,776                 -                 -          114,776
                                            ------------      ------------      ------------     ------------
        Total                                 $2,599,529           $13,634           $85,883       $2,527,280
                                              ==========           =======           =======       ==========



        The  amortized  cost and fair values of  short-term  investments  and of investments in fixed maturity securities  available-for-sale at December
        31, 2000,  by  contractual  maturity  date,  are shown  below.  Expected maturities may differ from contractual  maturities because borrowers may have the right to call or prepay  obligations  with or  without  call or prepayment penalties.
                                                     Amortized                    Fair
                                                        Cost
            Value

            Due in one year or less                $    130,508              $     130,515
            Due after one year through five years       174,900                    177,231
            Due after five years through ten years      541,027                    551,044
            Due after ten years through twenty years  1,526,208                  1,550,110
            Due after twenty years                      168,683                    166,249
                                                  -------------              -------------
                                           Total     $ 2,541,326               $ 2,575,149
                                                     ===========               ===========




        In  2000,  1999  and  1998,   proceeds  from  sales  and  maturities  of
        investments in fixed maturity securities  available-for-sale  carried at fair value were $987.6  million,  $881.3  million,  and $607.4  million, respectively.  For 2000,  1999 and 1998  gross  gains of $22.7  million,
        $35.1 million, and $29.6 million respectively,  and gross losses of $0.8 million, $2.2 million, and $0.2 million  respectively,  were realized on such sales.


                                      -12-




Financial Guaranty Insurance
Company                                                        Notes to Financial Statements (Continued)

----------------------------------------------------------------------------------------------

        Net investment income of the Company is derived from the following sources (in thousands):


                                                                  Year Ended December 31,
                                                           2000          1999         1998
                                                         ------        ------        ------

        Income from fixed maturity securities           $120,926      $130,402     $129,942
        Income from short-term investments                15,734         5,564        4,421
                                                    ------------     ---------   ----------


        Total investment income                           136,660      135,966      134,363
        Investment expenses                                 1,036          972        1,010
                                                    -------------   ----------  -----------

        Net investment income                            $135,624     $134,994     $133,353
                                                         ========     ========     ========

        As of December 31, 2000, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.

(5)     Income Taxes

        The Company files its federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under the tax sharing agreement with GE Capital, tax is allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company is entitled to the tax benefit of the Parent's net operating loss. The current tax payable reflects an $11.4 million cumulative tax benefit owed to the Parent for this benefit.

         The Company's effective federal corporate tax rate (17.4 percent in 2000, 20.1 percent in 1999, and 18.3 percent in 1998) is less than the corporate tax rate on ordinary income of 35 percent in 2000, 1999 and 1998, primarily due to tax exempt interest on municipal investments.



                                      -13-




Financial Guaranty Insurance
Company                                                        Notes to Financial Statements (Continued)
----------------------------------------------------------------------------------------------

        The following is a  reconciliation  of federal  income taxes computed at the  statutory  rate and the  provision  for  federal  income  taxes (in thousands):
                                                                 Year Ended December 31,
                                                    2000             1999           1998
                                                  --------       --------        ---------
        Income taxes computed on income
          before provision for federal
          income taxes, at the statutory rate     $72,349         $90,299         $79,546

        Tax effect of:
          Tax-exempt interest                     (32,428)        (34,914)        (35,660)
          Original issue discount                       -               -          (2,511)
          Other, net                               (3,949)         (3,393)            109
                                                 ---------      ----------     ----------

        Provision for income taxes                $35,972         $51,992         $41,484
                                                  =======         =======         =======

        The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 2000 and 1999 are presented below (in thousands):

                                                                    2000
                                                                    ----
                                                                                      1999
                                                                                      ----
       Deferred tax assets:
           Unrealized losses on fixed maturity
           securities, available for sale                              -              $25,287
           Loss and loss adjustment expense reserves              $9,618                8,638
           AMT credit carry forward                                3,456                3,456
           Other                                                                        1,458
                                                                  ----             ---- -----
                                                                   2,020

       Total gross deferred tax assets                            15,094               38,839
                                                                --------           --  ------

       Deferred tax liabilities:
           Unrealized gains on fixed maturity
           securities, available-for-sale                        $11,838                    -
           Deferred acquisition costs                             23,951               25,106
           Premium revenue recognition                            48,848               45,709
           Rate differential on tax and loss bonds                 9,454                9,454
           Profit Commission                                       2,590                2,500
           Other                                                                        2,416
                                                                ----               ---- -----
                                                                   3,633

       Total gross deferred tax liabilities                      100,314               85,185
                                                                 -------           --  ------

       Net deferred tax liability                                $85,220              $46,346
                                                                 =======              =======

        Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2000 and 1999. The
        Company anticipates that the related deferred tax asset will be realized based on future profitable business.

        Total federal income tax payments/(receipts) during 2000, 1999 and 1998 were $22.6 million, $60.4 million, and $(8.7) million, respectively.


                                                 -14-




Financial Guaranty Insurance
Company                                                        Notes to Financial Statements (Continued)

----------------------------------------------------------------------------------------------

(6)     Reinsurance

        The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $69.8 million that can be drawn on in the event of default.

        Net premiums earned are presented net of ceded earned premiums of $19.8 million, $29.5 million and $25.3 million for the years ended December
        31, 2000, 1999 and 1998, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.9 million, $0.2 million and $0.9 million for the years ended December 31, 2000, 1999 and 1998, respectively.

        In accordance with amendments to existing reinsurance agreements, the Company received additional ceding commission income of $3.3 million in 2000 and $6.2 million in 1999 from the reinsurers. In addition, the Company bought back $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer in 1999.

(7)     Loss and Loss Adjustment Expenses

        Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                                      Year Ended December 31,
                                                              ----------- --- ----------- -- -----------
                                                                 2000            1999           1998
                                                              -----------     -----------    -----------

        Balance at January 1,                                   $45,201         $59,849        $76,926
           Less reinsurance recoverable                          (8,118)         (8,115)        (8,220)
                                                                 -------         -------       --------
        Net balance at January 1,                                37,083          51,734         68,706
                                                                 ------          ------         ------

        Incurred related to:
        Current year                                                119           2,407            568
        Prior years                                                 631          (6,592)        (1,290)
        Portfolio reserves                                        2,800          (7,000)         3,900
                                                                -------          -------       -------

        Total incurred                                            3,550         (11,185)         3,178
                                                                -------         --------       -------

        Paid related to:
        Current year                                                 (6)              -              -
        Prior years                                              (2,876)         (3,466)       (20,150)
                                                               ---------       ---------       --------

        Total paid                                               (2,882)         (3,466)       (20,150)
                                                               ---------       ---------       --------

        Net balance at December 31,                              37,751          37,083         51,734
           Plus reinsurance recoverable                           8,956           8,118          8,115
                                                               --------        --------       --------
        Balance at December 31,                                 $46,707         $45,201        $59,849
                                                                =======         =======        =======


                                      -15-






Financial Guaranty Insurance
Company                                                        Notes to Financial Statements (Continued)

----------------------------------------------------------------------------------------------

        The changes in incurred portfolio and case reserves principally relates to business written in prior years. The
        changes are based upon an evaluation of the insured portfolio in light of current economic conditions and
        other relevant factors.  Due to improvements on specific credits,  items were  removed  from the  credit  watchlist  causing a  reduction  in the portfolio loss reserves.

        (8)    Related Party Transactions

        The Company has various agreements with subsidiaries of General Electric
        Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $1.3 million, $2.6 million and $3.2 million in expenses were incurred in 2000, 1999 and 1998, respectively, related to such transactions.

        The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.3 million in 2000, $0.4 million in 1999, and $0.5 million in 1998. As of December 31, 2000, par outstanding on these deals before reinsurance was $83.1 million.

        The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 2000, 1999 and 1998.

(9)     Compensation Plans

        Officers  and other key  employees  of the  Company  participate  in the
        Parent's  incentive  compensation,   deferred  compensation  and  profit
        sharing plans. Expenses incurred by the Company under compensation plans and bonuses  amounted to $2.5 million,  $2.6 million and $2.2 million in
        2000,  1999 and 1998,  respectively,  before  deduction  for related tax benefits.

(10)    Dividends

        Under New York  insurance  law, the Company may pay a dividend only from earned  surplus  subject to the  following  limitations:  (a)  statutory surplus  after such  dividend may not be less than the minimum  required paid-in  capital,  which was  $66.4  million  in 2000 and 1999,  and (b)
        dividends  may not exceed the lesser of 10 percent of its surplus or 100 percent  of  adjusted  net  investment  income,  as  defined by New York insurance law, for the 12 month period ending on the preceding  December
        31,  without the prior  approval of the  Superintendent  of the New York
        State Insurance Department. At December 31, 2000 and 1999, the amount of the Company's  surplus  available for dividends was  approximately  $0.0 million and $127.2 million, respectively, without prior approval.

        During 2000 and 1999, the Company declared dividends of $250.0 million, and $100.0 million, respectively. Of the $250 million in dividiends declared in 2000, $200 million was approved by the State of New York
        Insurance Department as an extraordinary dividend.


                                      -16-



Financial Guaranty Insurance
Company                                                        Notes to Financial Statements (Continued)

----------------------------------------------------------------------------------------------

(11)    Financial Instruments

        Fair Value of Financial Instruments

        The following methods and assumptions were used by the Company in estimating fair values of financial
        instruments:

        Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

        Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

        Cash, Receivable for Securities Sold, and Payable for Securities Purchased:  The
carrying amounts of these
        items approximate their fair values.

        The estimated  fair values of the  Company's  financial  instruments  at
December 31, 2000 and 1999 are as follows (in thousands):
                                                             2000                       1999
                                                   Carrying       Fair          Carrying   Fair
                                                     Amount      Value            Amount    Value
        Financial Assets

           Cash
              On hand and in demand accounts     $          991 $     991     $      924    $      924
           Short-term investments                $  123,932    $  123,932     $  114,776    $  114,776
           Fixed maturity securities             $2,451,217    $2,451,217     $2,412,504    $2,412,504

        Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $367.4 million and $400.7 million compared to a carrying value of $418.4 million as of December 31, 2000 and between $335.3 million and $364.1 million compared to a carrying value of $410.4 million as of December 31, 1999.

        As of December 31, 2000 and 1999, the net present value of future premiums was $80.7 million and $55.7 million, respectively.





                                      -17-




Financial Guaranty Insurance
Company                                                        Notes to Financial Statements (Continued)

----------------------------------------------------------------------------------------------

        Concentrations of Credit Risk

        The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality.
        The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

        In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company.
        The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

        As of December 31, 2000, the Company's total insured principal  exposure to credit  loss in the  event of  default  by bond  issuers  was  $150.6 billion,  net of  reinsurance of $39.6  billion.  The Company's  insured portfolio as of December 31, 2000 was broadly  diversified  by geography and bond market sector with no single debt issuer representing more than
        1% of the Company's principal exposure outstanding, net of reinsurance.

        As of December 31, 2000, the  composition of principal  exposure by type of issue, net of reinsurance, was as follows (in millions):
                                                        Net
                                                      Principal
                                                     Outstanding
        Municipal:
          General obligation                           $85,911.0
          Special revenue                               49,541.7
          Industrial revenue                               368.0
          Non-municipal                                 14,803.3
                                                     -----------
        Total                                         $150,624.0
                                                      ==========

        As of December 31, 2000, the composition of principal  exposure ceded to reinsurers was as follows (in millions):
                                                       Ceded
                                                      Principal
                                                     Outstanding
        Reinsurer:
          Capital Re                                   $13,061.4
          Enhance Re                                     8,833.2
          Other                                         17,665.2
                                                      ----------
            Total                                      $39,559.8
                                                       =========

        The Company's gross and net exposure outstanding, which includes principal and interest, was $335,116.8 million and $261,088.6 million, respectively, as of December 31, 2000.

                                      -18-




Financial Guaranty Insurance
Company                                                        Notes to Financial Statements (Continued)
----------------------------------------------------------------------------------------------

        The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 2000 by state, net of reinsurance, was as follows (in millions):
                                                            Net
                                                          Principal
                                                         Outstanding

        California                                         $17,179.2
        New York                                            14,274.1
        Florida                                             13,686.7
        Pennsylvania                                        12,901.1
        Illinois                                            10,722.5
        Texas                                                7,404.9
        Michigan                                             6,377.7
        New Jersey                                           5,558.7
        Ohio                                                 4,043.0
        Arizona                                              4,037.3
                                                        ------------

        Sub-total                                           96,185.2
        Other states                                        54,159.0
        International                                          279.8
                                                       -------------

        Total                                             $150,624.0
                                                          ==========


(13)    Commitments

        Total rent  expense was $2.4  million,  $2.6 million and $2.6 million in
        2000, 1999 and 1998, respectively. For next year and in the aggregate as
        of  December  31,  2000,  the  minimum  future  rental   payments  under
        noncancellable  operating leases having remaining terms in excess of one year approximate (in thousands):

        Year                                                 Amount


       2001                                                     $2,911
                                                                ------

       Total minimum future rental payments                     $2,911
                                                                ======



                                                 -19-



Financial Guaranty Insurance
Company                                                        Notes to Financial Statements (Continued)
----------------------------------------------------------------------------------------------


(14)    Comprehensive Income

        Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and
        (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

        The following are the reclassification adjustments (in thousands) for the years ended December 31, 2000, 1999 and 1998:

                                                                            2000
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

          Unrealized holding gains arising
             during the period                          $128,001           $44,801           $83,200
          Less: reclassification adjustment for
             gains realized in net income                (21,929)           (7,675)          (14,254)
                                                       ----------         ---------          --------
          Unrealized gains on investments               $106,072           $37,126           $68,946
                                                        ========           =======           =======


                                                                            1999
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

             Unrealized holding (losses) arising
              during the period                        $(182,905)         $(64,017)        $(118,888)
           Less: reclassification adjustment for
              gains realized in net income               (32,878)          (11,507)          (21,371)
                                                      -----------        ----------       -----------
           Unrealized losses on investments            $(215,783)         $(75,524)        $(140,259)
                                                       ==========         =========        ==========



                                                                            1998
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

           Unrealized holding gains arising
              during the period                          $42,606           $14,912           $27,694
           Less: reclassification adjustment for
              gains realized in net income               (29,360)          (10,276)          (19,084)
                                                         --------        ----------          --------
           Unrealized gains on investments               $13,246         $   4,636           $ 8,610
                                                         =======         =========           =======






                                      -20-




FINANCIAL GUARANTY INSURANCE COMPANY
==============================================================================================


Audited Financial Statements


December 31, 2000




        Report of Independent Auditors.............................................1
        Balance Sheets.............................................................2
        Statements of Income.......................................................3
        Statements of Stockholder's Equity.........................................4
        Statements of Cash Flows...................................................5
        Notes to Financial Statements..............................................6

